                             STOCK PURCHASE AGREEMENT

                                   BY AND AMONG

          COMMUNICATION TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE
                                COMMUNICATIONS,

                           GOLD & APPEL TRANSFER S.A.,

                         ROGER B. ABBOTT, ROSALIND ABBOTT

                                       AND

                                 EDWARD S. SOREN

                               SEPTEMBER ___, 1998

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

                                TABLE OF CONTENTS

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                                                                           PAGE
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1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   PURCHASE AND SALE OF THE INITIAL SHARES . . . . . . . . . . . . . . . .4

3.   SALE OF REMAINING SHARES  . . . . . . . . . . . . . . . . . . . . . . .4

     3.1   Sale of Remaining Shares  . . . . . . . . . . . . . . . . . . . .4
     3.2   Conditions Precedent to Sale of Remaining Shares  . . . . . . . .4
     3.3   HSR Filings . . . . . . . . . . . . . . . . . . . . . . . . . . .5

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . .5

     4.1   Organization and Corporate Power  . . . . . . . . . . . . . . . .5
     4.2   Capital Stock and Related Matters . . . . . . . . . . . . . . . .5
     4.3   Authorization; No Conflicts . . . . . . . . . . . . . . . . . . .6
     4.4   Governmental Consent, etc.  . . . . . . . . . . . . . . . . . . .6
     4.5   Financial Statements  . . . . . . . . . . . . . . . . . . . . . .6
     4.6   No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . .6
     4.7   Accuracy of Information . . . . . . . . . . . . . . . . . . . . .7
     4.8   No Material Adverse Change  . . . . . . . . . . . . . . . . . . .7
     4.9   Conformity with Law; Litigation . . . . . . . . . . . . . . . . .7
     4.10  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     4.11  Environmental Matters . . . . . . . . . . . . . . . . . . . . . .7
     4.12  Government Authorizations . . . . . . . . . . . . . . . . . . . .7
     4.13  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     4.14  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

5.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
     RELATING TO EACH SHAREHOLDER  . . . . . . . . . . . . . . . . . . . . .8

     5.1   Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     5.2   Binding Agreement . . . . . . . . . . . . . . . . . . . . . . . .8
     5.3   No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . .8
     5.4   Relationships with Related Persons  . . . . . . . . . . . . . . .8

6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER . . . . . . . . . . . .8

     6.1 Organization and Related Matters  . . . . . . . . . . . . . . . . .8
     6.2 Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . .8

                                      -i-


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     6.3   No Conflicts  . . . . . . . . . . . . . . . . . . . . . . . . . .8
     6.4   No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . .9
     6.5   Investment Representations  . . . . . . . . . . . . . . . . . . .9

7.   TRANSFER OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . 10

     7.1   Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . 10
     7.2   Notice of Proposed Transfers  . . . . . . . . . . . . . . . . . 10
     7.3   Permitted Transfers . . . . . . . . . . . . . . . . . . . . . . 11

8.   COVENANTS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . 11

     8.1   Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.2   Board Matters . . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.3   Rule 144 Filing . . . . . . . . . . . . . . . . . . . . . . . . 11
     8.4   Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . 12
     8.5   Registration Rights . . . . . . . . . . . . . . . . . . . . . . 12
     8.6   Financial Statements  . . . . . . . . . . . . . . . . . . . . . 12
     8.7   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . 12

9.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     9.1   Obligations of the Company  . . . . . . . . . . . . . . . . . . 12
     9.2   Obligations of the Shareholders . . . . . . . . . . . . . . . . 13
     9.3   Obligations of the Purchaser  . . . . . . . . . . . . . . . . . 13
     9.4   Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     9.5   Exclusive Remedy  . . . . . . . . . . . . . . . . . . . . . . . 13

10.  CO-SALE RIGHT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

     10.1  Co-Sale Procedure . . . . . . . . . . . . . . . . . . . . . . . 13
     10.2  Limitation on Co-Sale Right . . . . . . . . . . . . . . . . . . 14

11.  GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

     11.1  Amendments; Waivers . . . . . . . . . . . . . . . . . . . . . . 14
     11.2  Survival of Representations and Warranties  . . . . . . . . . . 14
     11.3  Schedules; Exhibits; Integration  . . . . . . . . . . . . . . . 15
     11.4  Best Efforts; Further Assurances  . . . . . . . . . . . . . . . 15
     11.5  Governing Law and Forum Selection . . . . . . . . . . . . . . . 15
     11.6  No Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 15

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     11.7  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     11.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 15
     11.9  Publicity and Reports . . . . . . . . . . . . . . . . . . . . . 16
     11.10 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . 16
     11.11 Parties in Interest . . . . . . . . . . . . . . . . . . . . . . 16
     11.12 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     11.13 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     11.14 Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     11.15 Representation By Counsel; Interpretation . . . . . . . . . . . 17
     11.16 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . 17
     11.17 No Consequential Damages  . . . . . . . . . . . . . . . . . . . 18

                               SCHEDULES AND EXHIBITS

     Schedule 4.2        Equity Securities

     Schedule 4.16       Directors and Officers Liability Insurance

     Schedule 5.1        Equity Securities Owned by the Shareholders

     Schedule 8.1        Compensation of the Shareholders

     Schedule 10.2       Sample Calculation of Co-Sale Right

     Exhibit A           Registration Rights Agreement

                               STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of September __, 1998, by and among COMMUNICATION TELESYSTEMS INTERNATIONAL D.B.A. WORLDXCHANGE COMMUNICATIONS, a California corporation (the "COMPANY"), GOLD & APPEL TRANSFER S.A., a British Virgin Islands corporation (the "PURCHASER"), ROGER B. ABBOTT, ROSALIND ABBOTT and EDWARD S. SOREN (each of Messrs. Abbott and Soren and Ms. Abbott is a "SHAREHOLDER" and collectively they are the "SHAREHOLDERS").

          The parties hereby agree as follows:

1.   DEFINITIONS.

          1.1   DEFINITIONS.

          1.1.1 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,

                (a) the terms defined in this SECTION 1 have the meanings assigned to them in this SECTION 1 and include the plural as well as the singular,

                (b) the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection or other subdivision, unless the context otherwise requires, and

                (c) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles.

          1.2 As used in this Agreement, the following definitions shall apply.

          "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.

          "AGREEMENT" means this Agreement by and among the Company, the Purchaser and the Shareholders as amended or supplemented together with all Schedules and Exhibits attached or incorporated by reference.

          "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

          "ATOCHA" means Atocha, L.P. a Texas limited partnership.

          "AUDITORS" means Ernst & Young LLP, independent public accountants to the Company.

          "AVAILABLE SHARES" means, collectively, (i) the Offered Shares, (ii) the number of shares of Stock offered for sale by the Purchaser pursuant to
SECTION 10.1, and (iii) the number of shares of Stock offered for sale by Atocha pursuant to Section 10.1 of that certain Stock Purchase Agreement, dated as of the date hereof, by and between the Company, Atocha, and the other parties thereto.

          "BALANCE SHEET DATE" means September 30, 1997.

          "COMPANY" means Communication TeleSystems International d.b.a. WorldxChange Communications, a California corporation.

          "CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

          "CO-SALE NOTICE" has the meaning specified in SECTION 10.1.

          "ENCUMBRANCE" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

          "EQUITY SECURITIES" means any capital stock of the Company (including, without limitation, common stock and preferred stock) or other equity interest in the Company or any securities convertible into or exchangeable for capital stock of the Company or any other rights (statutory, contractual or otherwise), warrants or options to acquire any of the foregoing securities.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related regulations and published interpretations.

          "HSR FILINGS" means the filing of a premerger notification and report form by each of the Company and the Purchaser (with respect to the transactions contemplated by this Agreement) with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

          "INDEMNIFIABLE CLAIM" means any Loss for or against which any party is entitled to indemnification under this Agreement; "INDEMNIFIED PARTY" means the party entitled to indemnity hereunder; and "INDEMNIFYING PARTY" means the party obligated to provide indemnification hereunder.

          "INITIAL SHARES", means 788,127 shares of Stock to be issued by the Company pursuant to Section 2.

          "LAW" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

          "LOSS" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified person, but excluding any consequential damages.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition and business operations of the Company and its Subsidiaries taken as a whole.

          "MATERIAL CONTRACT" means any Contract material to the business of the subject Person as of the date hereof.

          "OFFERING MEMORANDUM" means that certain preliminary offering circular, prepared by the Company, dated May 4, 1998 (the "PRELIMINARY OFFERING CIRCULAR") as supplemented by a supplement to the Preliminary Offering Circular, prepared by the Company, dated September 28, 1998, in the form delivered to Purchaser on September 29, 1998.

          "OFFERED SHARES" has the meaning specified in SECTION 10.1.

          "OFFEROR" has the meaning specified in SECTION 10.1.

          "ORDER" means any decree, injunction, judgment, order, ruling, assessment or writ.

          "PERSON" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

          "PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, any Governmental Entity or arbitrator.

          "PURCHASE PRICE" has the meaning specified in SECTION 2.

          "PURCHASER" means Gold & Appel Transfer S.A., a British Virgin Islands corporation.

          "REMAINING SHARES" means 871,087 shares of Stock to be issued by the Company at the Second Closing.

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SELLERS" means, collectively, the Company and the Shareholders.

          "SELLING SHAREHOLDER" has the meaning specified in SECTION 10.1.

          "STOCK" means the common stock of the Company, no par value.

          "SUBSIDIARY" means any Person in which the Company has a direct or indirect equity or ownership interest in excess of 50%.

          "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, AD VALOREM, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

2.   PURCHASE AND SALE OF THE INITIAL SHARES.

          Simultaneously with the execution and delivery of this Agreement, the Purchaser shall deliver by wire transfer of immediately available funds the amount of $10,000,000 (the "PURCHASE PRICE") to the Company against delivery by the Company to the Purchaser of a certificate, issued in the name of the Purchaser, evidencing the Initial Shares. Each of the following documents must have been delivered to Purchaser as of the date of this Agreement: (i) an opinion of O'Melveny & Myers LLP reasonably acceptable to Purchaser and (ii) such other documents as Purchaser may reasonably request for the purpose of facilitating the consummation of the sale of the Initial Shares.

3.   SALE OF REMAINING SHARES.

          3.1 SALE OF REMAINING SHARES. Subject to Section 3.2, on or before January 29, 1999 the Purchaser shall deliver by wire transfer of immediately available funds the amount of $10,000,000 to the Company against the delivery by the Company to the Purchaser of a certificate, issued in the name of the Purchaser, evidencing the Remaining Shares (the "Second Closing"). The date on which the Second Closing occurs shall be the "Second Closing Date."

          3.2 CONDITIONS PRECEDENT TO SALE OF REMAINING SHARES. The obligations of the Company and the Purchaser to sell and purchase the Remaining Shares, respectively, are subject to the satisfaction, at or prior to the Second Closing, of each of the following conditions (any of which may be waived by the agreement of both parties, in whole or in part):

          (a) NO PROHIBITION. Neither the consummation nor the performance of any of the transactions contemplated by this Agreement at the Second Closing will, directly or indirectly (with or without notice or lapse of time), materially contravene or conflict with, or result in a material violation of, any applicable Law or Order.

          (b) HSR APPROVAL. Any waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated prior to January 29, 1999.

          3.3 HSR FILINGS. The Company and the Purchaser each agree to use best efforts to cause the HSR Filings to be made promptly after the execution and delivery of this Agreement. The Company and the Purchaser each agree to furnish each other with such necessary information and reasonable assistance as the other may request in connection with the HSR Filings.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as otherwise disclosed in the Offering Memorandum or as set forth in the attached Schedules, the Company represents and warrants that as of the date hereof:

          4.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power and authority necessary to (i) execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and (ii) own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The copies of the Company's charter documents and bylaws furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          4.2 CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Company is as set forth in its articles of incorporation and the outstanding capital stock, options and other rights to acquire capital stock and shares reserved for issuance are as set forth in SCHEDULE 4.2. Except as set forth in SCHEDULE 4.2 and as contemplated by this Agreement, as of the date of this Agreement: (i) the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of capital stock, nor will there be outstanding any rights or options to subscribe for or to purchase any capital stock or any stock or securities convertible into or exchangeable for any capital stock of the Company, and (ii) the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Initial Shares and the Remaining Shares, when issued and sold in accordance with the terms of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable.

          4.3 AUTHORIZATION; NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution, delivery and performance of this Agreement by the Company will not (i) conflict with, violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event or otherwise) under, the charter documents or bylaws of the Company or any Material Contract of the Company, result in the imposition of any material Encumbrance against any material asset or properties of the Company or any Subsidiary, or violate any material Law or Order.

          4.4 GOVERNMENTAL CONSENT, ETC. Except for the HSR Filings, no further permit, consent, Approval, authorization of, declaration to, or filing with any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of any transactions contemplated hereby, except as have already been obtained or accomplished.

          4.5   FINANCIAL STATEMENTS.

          4.5.1 AUDITED FINANCIAL STATEMENTS. The Company has delivered to the Purchaser consolidated balance sheets for the Company and its Subsidiaries at September 30, 1997, 1996 and 1995 and the related consolidated statements of operations, changes in stockholder's equity and changes in financial position or cash flow for the periods then ended. All such financial statements have been examined by the Auditors whose reports thereon are included with such financial statements. All such financial statements have been prepared in conformity with GAAP. Such statements of operations and cash flow present fairly in all material respects the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered, and the balance sheets present fairly in all material respects the financial condition of the Company and its Subsidiaries as of their respective dates.

          4.5.2 UNAUDITED INTERIM FINANCIAL STATEMENTS. The Company has delivered to the Purchaser a consolidated balance sheet for the Company and its Subsidiaries at August 31, 1998, and the related consolidated statements of operations for the eleven months then ended (the "Interim Statements"). The Interim Statements have been prepared in conformity with GAAP applied on a consistent basis except for (i) changes, if any, disclosed therein (except for the absence of notes and normal year-end adjustments consistent with past practices) and
          (ii) information in the Interim Statements concerning EBITDA, which is not determined in accordance with GAAP. The statements of operations present fairly the results of operations of the Company and its Subsidiaries for the period covered, and the balance sheet presents fairly in all material respects the financial condition of the Company as of the date of the balance sheet.

          4.6 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Company or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

          4.7 ACCURACY OF INFORMATION. As of the date hereof, the Offering Memorandum does not contain any untrue statement of a material fact, or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.8 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date, there has not been any Material Adverse Effect.

          4.9 CONFORMITY WITH LAW; LITIGATION. To the knowledge of the Company, the Company has complied with all Laws applicable to it or to the operation of its business and has not received any written notice of any violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability, other than, in each case, those not having a Material Adverse Effect.

          4.10 ERISA. Each Company employee benefit plan that is subject to ERISA has been administered in compliance with the applicable requirements of ERISA, except for such noncompliance, if any, that in the aggregate, would not have a Material Adverse Effect.

          4.11 ENVIRONMENTAL MATTERS. To the knowledge of the Company, all real property now or previously owned, operated or leased by the Company and located in the United States has been operated by the Company in compliance with all applicable Environmental Laws, except for such noncompliance, if any, that would not have a Material Adverse Effect. As used herein, "Environmental Law" means any federal, state, or local law, statute, rule or regulation governing or relating to the environment or to occupational health and safety.

          4.12 GOVERNMENT AUTHORIZATIONS. The Company has all federal, state and local governmental licenses, permits and other authorizations, including without limitation all licenses and authorizations required by the United State Federal Communications Commission (the "FCC") and by state public utilities commissions (collectively, "Company Permits"), necessary to conduct the Company's business as presently conducted, except where the failure to hold any such licenses, permits and other authorizations would not result in a Material Adverse Effect.

          4.13 TAXES. To the knowledge of the Company, all Taxes owed by the Company have been paid or accrued on the Company's financial statements, except where the failure to pay or accrue such Taxes would not result in a Material Adverse Effect.

          4.14 INSURANCE. SCHEDULE 4.14 sets forth a true and correct description of the directors and officers liability insurance policy currently maintained by the Company. There have been no claims made against such insurance policy.

5. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS RELATING TO EACH SHAREHOLDER.

          Each Shareholder represents and warrants to the Purchaser as of the date hereof as follows with respect to such Shareholder:

          5.1 OWNERSHIP. Such Shareholder is the record and beneficial owner of the number of Equity Securities set forth in SCHEDULE 5.1 across from such Shareholder's name; such Equity Securities represent the entire ownership interest of such Shareholder in the Company; and such Shareholder has no other Equity Securities of the Company.

          5.2 BINDING AGREEMENT. This Agreement has been duly executed and delivered by or on behalf of such Shareholder, and this Agreement is a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          5.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholder will not violate, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under, (i) any Material Contract to which the Shareholder is a party or (ii) any material Law or Order to which the Shareholder is subject.

          5.4 RELATIONSHIPS WITH RELATED PERSONS. The section titled "Certain Relationships and Related Transactions" in the Offering Memorandum, as of the date hereof, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants that:

          6.1 ORGANIZATION AND RELATED MATTERS. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

          6.2 AUTHORIZATION. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement constitutes the legally valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          6.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by the Purchaser will not violate, or constitute a breach or default whether upon lapse of time and/or the occurrence of any act or event or otherwise under (i) the charter documents or bylaws of the Purchaser, (ii) any Material Contract to which the Purchaser is a party, or (iii) any material Law or Order to which the Purchaser is subject.

          6.4 NO BROKERS OR FINDERS. No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Purchaser or its Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker's or finder's or similar fee or other commission as a result of this Agreement or such transactions.

          6.5   INVESTMENT REPRESENTATIONS.

          6.5.1 This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that (i) the Initial and

          Remaining Shares are being acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same; and (ii) the Purchaser does not have any Contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any Person with respect to any of the Initial Shares or Remaining Shares.

          6.5.2 The Purchaser has not been attracted to the purchase of the Initial Shares or Remaining Shares by any publication or any advertising, and the transactions contemplated by this Agreement are not being effected by or through a broker-dealer.

          6.5.3 The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the SEC, as presently in effect.

          6.5.4 The Purchaser understands that (i) neither the Initial Shares or the Remaining Shares nor the sale thereof to it has been registered under the Securities Act, or under any state securities law, (ii) no registration statement has been filed with the SEC, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as the Purchaser by an impartial review of such a registration statement by the SEC or other regulatory commission will not be forthcoming; and (iii) the Initial Shares and the Remaining Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with the SEC's Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          6.5.5 The Purchaser acknowledges that (i) it is represented by counsel, (ii) it has received and carefully reviewed a copy of the Offering Memorandum and this Agreement; (iii) it has received all information it considers necessary or appropriate for deciding whether to purchase the Initial Shares and the Remaining Shares; (iv) as a result of its knowledge of the telecommunications industry, its study of the aforementioned documents and its prior overall experience in financial matters, it is properly able to evaluate the capital structure of the Company, the business of the Company and its Subsidiaries and the risks inherent therein; and (v) it has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers and representatives of the Company to the extent necessary to evaluate the merits and risks related to its investment in the Company.

7. TRANSFER OF SHARES. The Initial Shares and the Remaining Shares are not transferable except upon the conditions specified in this SECTION 7, which conditions are intended to assure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such Initial Shares or Remaining Shares.

          7.1 RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this Agreement, the Initial Shares and the Remaining Shares issued or transferred to the Purchaser pursuant to this Agreement shall be stamped or otherwise imprinted with legends in substantially the following forms:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER THAT ACT OR SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION IS AVAILABLE."

                "SUCH SECURITIES ARE ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN A STOCK PURCHASE AGREEMENT, DATED AS OF SEPTEMBER __, 1998, BY AND AMONG COMMUNICATION TELESYSTEMS
     INTERNATIONAL D.B.A. WORLDXCHANGE COMMUNICATIONS, GOLD & APPEL TRANSFER S.A., ROGER B. ABBOTT, ROSALIND ABBOTT, AND EDWARD S. SOREN, COPIES OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY."

The Company may order its transfer agents to stop the transfer of any Initial Shares or Remaining Shares bearing a legend required by this SECTION 7.1 until the conditions herein with respect to transfer of such securities have been satisfied.

          7.2 NOTICE OF PROPOSED TRANSFERS. Subject to SECTION 7.1, prior to any transfer or attempted transfer of the Initial Shares or Remaining Shares bearing the legend in SECTION 7.1, the Purchaser or its permitted assignee, transferee or donee (the "Holder") shall give the Company written notice of its intention to do so, describing briefly the nature of any such proposed transfer. If, in the written opinion of counsel for Holder, addressed to the Company and the Holder, in form and substance reasonably acceptable to the Company, the proposed transfer may be effected without registration of such Initial Shares or Remaining Shares, the Initial Shares or Remaining Shares proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable state securities laws and regulations. The Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion; provided that if the proposed transfer is governed by Rule 144 promulgated by the SEC, or any successor rule, such opinion shall not be required, but the Company may prevent such transfer until it receives evidence satisfactory to it and its counsel that the transfer complies with Rule 144. Each transfer shall comply with all applicable SEC rules and applicable state securities laws.

          7.3 PERMITTED TRANSFERS. Notwithstanding anything to the contrary in this Agreement, Purchaser may transfer Initial Shares or Remaining Shares to any Affiliate of Purchaser in accordance with the provisions of Section 7.1 and 7.2; provided that the transferee shall hold such Initial Shares or Remaining Shares subject to the same restrictions applicable to its transferor and shall agree in writing to be bound by the terms of this Agreement.

8.   COVENANTS OF THE COMPANY.

          8.1 RESTRICTIONS. For a period of three years from the date of this Agreement, the Company shall not: (i) issue any Equity Securities to the Shareholders or immediate family members of the Shareholders, except that the Company may issue 883,069 shares of Stock to the Shareholders in connection with the sale of the Shareholders' stock in WorldxChange Limited, a New Zealand corporation, to a wholly owned subsidiary of the Company, (ii) increase the salary, bonuses, options or payments through consulting agreements or otherwise (the "Compensation") payable to the Shareholders beyond that set forth in
SCHEDULE 8.1, (iii) increase the Compensation of immediate family members of the Shareholders other than in amounts consistent with past practices for non-family members or (iv) engage in any other transactions with immediate family member employees, except as permitted in subsection (iii). During the third year from the date of this Agreement, if the Company has not completed an initial public offering of its securities, the Compensation payable to each Shareholder shall not exceed 200% of the total Compensation paid to such Shareholder during the second year after the date of this Agreement.

          8.2 BOARD MATTERS. Beginning on the date that the Purchaser purchases the Remaining Shares from the Company pursuant to SECTION 3.1, and until the earlier to occur of (i) such time as the Purchaser and Atocha, collectively, do not own at least five percent of the issued and outstanding Stock, or (ii) such time as the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act, the Purchaser shall have the right to designate one (1) nominee to the Company's Board of Directors. Notwithstanding the foregoing, (i) prior to such time as the Company becomes subject to Section 13, such nominee shall be Walt Anderson, unless Mr. Anderson is unable to serve due to a physical or mental incapacity, in which case the Purchaser has the right to designate another nominee, and (ii) the Purchaser shall have the right to designate one (1) nominee to the Company's initial Board of Directors after the Company becomes subject to Section 13, provided that if such nominee is not Mr. Anderson, the nominee shall be subject to the approval of the Company.

          8.3 RULE 144 FILING. After the Company's Common Stock is registered under the Exchange Act, and until the Initial Shares and the Remaining Shares held by Purchaser have all been publicly sold or are eligible for sale under Rule 144(k) under the Securities Act, the Company shall use best efforts to file the reports required under Rule 144(c)(1) under the Securities Act in order to permit sales of the Initial Shares and Remaining Shares by Purchaser pursuant to Rule 144.

          8.4 PREEMPTIVE RIGHTS. Purchaser shall have the right to subscribe to any additional (i) issuances of shares of capital stock of the Company, (ii) issuances of securities convertible into shares of capital stock of the Company, or (iii) grants of options to purchase shares of capital stock of the Company, other than grants to employees, directors or consultants of the Company (and the issuance of shares upon exercise of such options), for cash, on the same terms of such offerings to the extent equal to the proportion which the number of Initial Shares and Remaining Shares then held by Purchaser bears to the Company's fully-diluted capitalization (on an as-converted and as-exercised basis). Such right is exercisable within ten (10) days after the receipt of written notice relating to such issuances by the Purchaser. Such right extends to the same proportion of the new issue of shares, convertible securities or options as the Purchaser's proportion of the outstanding shares. Purchaser's right to purchase new issues of shares or convertible securities or options does not extend to (i) the issuance of shares upon the conversion or exercise of options or other convertible securities either (A) outstanding on the date hereof, or (B) with respect to which options or other convertible securities Purchaser had preemptive rights under this Section 8.4, or (ii) securities issued solely in exchange for shares, convertible securities or options issued in connection with any merger, reorganization or acquisition (including, without limitation, the proposed transactions described in Section 8.7 below). The preemptive rights held by the Purchaser pursuant to this Section 8.4 shall terminate immediately prior to the closing of an initial public offering of the Company's securities and shall not apply to any issuance of securities in such offering.

          8.5 REGISTRATION RIGHTS. The Company and Purchaser, concurrently with the Closing, shall execute and deliver a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT A.

          8.6 FINANCIAL STATEMENTS. For as long as Purchaser and Atocha, collectively, own five percent or more of the issued and outstanding Stock, the Company agrees to deliver to Purchaser (i) unaudited quarterly financial statements within 45 days after the end of each fiscal quarter of the Company and (ii) audited annual financial statements within 150 days after the end of each fiscal year of the Company.

          8.7 SUBSIDIARIES. The Company agrees to use best efforts to cause the pending mergers of WorldxChange Limited (New Zealand) and CTS Telcom, Inc. to be completed on or prior to March 31, 1999. In the event such mergers are not completed by such date, for as long as Purchaser and Atocha, collectively, own five percent or more of the issued and outstanding Stock, the Purchaser shall have the right to approve all inter-company transactions between such affiliated companies and the Company.

9.   INDEMNIFICATION.

          9.1 OBLIGATIONS OF THE COMPANY. The Company agrees to indemnify and hold harmless the Purchaser from and against any and all Losses of the Purchaser based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made or obligations undertaken by the Company in this Agreement.

          9.2 OBLIGATIONS OF THE SHAREHOLDERS. Each Shareholder agrees to indemnify and hold harmless the Purchaser from and against any and all Losses of the Purchaser based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by such Shareholder in this Agreement.

          9.3 OBLIGATIONS OF THE PURCHASER. The Purchaser agrees to indemnify and hold harmless the Company from and against any and all Losses of the Company based upon or arising from, any inaccuracy in or breach or nonperformance of any of the representations, warranties or covenants made by the Purchaser in this Agreement.

          9.4  PROCEDURE.

          9.4.1 NOTICE. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder (the "INDEMNIFYING PARTY").

          9.4.2 DEFENSE. If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity. If, after a request to defend any action or proceeding, the Indemnifying Party does not defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense.

          9.5 EXCLUSIVE REMEDY. This Section 9 shall be the exclusive remedy of the parties for any Loss of such party based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by any other party to this Agreement. Notwithstanding the foregoing, Purchaser shall have the right to the remedy of specific performance with respect to Sections 3.1, 8.2, 8.3, 8.4, 8.6, 8.7 and 10.

10.  CO-SALE RIGHT.

          10.1 CO-SALE PROCEDURE. If any of the Shareholders desire to sell, assign or otherwise transfer any Stock owned by such Shareholder (except for a sale, assignment or transfer to a family member of such Shareholder, provided (i) that the shares of Stock so transferred shall thereafter remain subject to this SECTION 10 as though the transferee were a Shareholder and
(ii) the transferee agrees in writing to be bound by this SECTION 10), then such Shareholder (collectively with any other selling Shareholder, the "SELLING SHAREHOLDER") shall first give written notice (THE "CO-SALE NOTICE") to the Purchaser specifying the following: (i) the name and address of the proposed purchaser (the "OFFEROR"); (ii) the number of shares of Stock offered for sale to the Offeror by the Selling Shareholder (the "Offered Shares"); the price or amount per share of Stock to be paid (and other consideration, if any) or delivered to the Selling Shareholder for the Offered Shares; and (iv) all other material terms and conditions of the proposed sale. Within five business days after receipt of the Co-Sale Notice, the Purchaser may elect by written notice to the Selling Shareholder to sell to the Offeror a number of shares of Stock not to exceed the product of (i) a fraction where the numerator is the Offered Shares and the denominator is the total number of shares of Stock (including the Offered Shares) then held by the Shareholders, multiplied by (ii) the number of shares of Stock then owned by the Purchaser; PROVIDED, HOWEVER, that the Purchaser shall have the right, which right may be exercised by the Purchaser one time only, to sell to the Offeror a number of shares of Stock equal to double the number of shares allowed to be sold (before application of this proviso) by the Purchaser pursuant to this SECTION 10.1.

          10.2 LIMITATION ON CO-SALE RIGHT. If the Offeror does not wish to purchase the full amount of Available Shares, then the Purchaser shall be entitled to sell to the Offeror a number of shares of Stock not to exceed the product of (i) a fraction where the numerator is the number of shares of Stock offered for sale by the Purchaser pursuant to SECTION 10. 1 and the denominator is the number of Available Shares, multiplied by (ii) the total number of shares of Stock which the Offeror is willing to purchase from the Selling Shareholder, the Purchaser and Atocha.
SCHEDULE 10.2 provides a sample calculation of the application of SECTION 10.1 and SECTION 10.2. The co-sale rights set forth in Sections 10.1 and 10.2 shall terminate upon such time as the Initial Shares and the Remaining Shares then held by the Purchaser (i) may be sold under Rule 144 of the Securities Act and the disposition of all such Initial Shares and Remaining Shares may be completed within six (6) months and (ii) are listed on a securities exchange or qualified for trading on an over-the-counter system selected by the Company.

11.  GENERAL.

          11.1 AMENDMENTS; WAIVERS. This Agreement and any schedule attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as set forth in the following sentence, all representations and warranties of the Company, each Shareholder and the Purchaser set forth in this Agreement or expressly incorporated herein by reference shall, as of the first anniversary of the date of this Agreement, expire and terminate and be of no further force or effect. Notwithstanding the foregoing, (i) the representations and warranties set forth in Section 4.7 (Accuracy of Information) shall survive until the thirtieth day following delivery by the Company to the Purchaser of audited financial statements for the fiscal year ended September 30, 1999, and (ii) the representations and warranties set forth in Section 4.2 (Capital Stock and Related Matters) and Section 5.1 (Ownership) shall survive indefinitely. As of the termination of the respective representations, warranties and covenants as provided in this Agreement, the Company, each Shareholder and the Purchaser shall be deemed to have irrevocably waived and released any and all rights and remedies any of them may have with respect to any inaccuracy in or breach or nonperformance of any of the representations, warranties, or covenants made by any party to this Agreement.

          11.3 SCHEDULES; EXHIBITS; INTEGRATION. Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

          11.4 BEST EFFORTS; FURTHER ASSURANCES.

          11.4.1 STANDARD. Each party will use its best efforts to fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms as soon as reasonably practicable. The parties shall cooperate with each other in such actions and in securing requisite Approvals. Each party shall deliver such further documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

          11.4.2 LIMITATION. As used in this Agreement, the term "best efforts" shall not mean efforts which require the performing party to do any act that is unreasonable under the circumstances, to make any capital contribution or to expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligations hereunder, including but not limited to the fees, expenses and disbursements of its accountants, actuaries, counsel and other professionals.

          11.5 GOVERNING LAW AND FORUM SELECTION. This Agreement is to be construed and enforced in accordance with the internal laws of the State of California. The parties consent to the jurisdiction of all federal and state courts in California. Any civil action or other legal proceeding arising out of or relating to this Agreement shall be brought and heard only in a federal or state court located in California, and all parties waive any right to have such action or proceeding transferred to another location.

          11.6 NO ASSIGNMENT. Neither this Agreement nor any rights or obligations under it are assignable, except pursuant to a permitted transfer by Purchaser in accordance with Section 7.3 above.

          11.7 HEADINGS. The descriptive headings of the Sections and Subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

          11.8 COUNTERPARTS. This Agreement and any amendment hereto or any other document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

          11.9 PUBLICITY AND REPORTS. The Company and the Purchaser shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior written consent of each of the parties to this Agreement except to the extent that a particular action is required by applicable Law.

          11.10 CONFIDENTIALITY. All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over the parties, provided that the disclosing party give reasonable notice to the other parties and the opportunity to protect any such confidential information, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party.

          11.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to any party to this Agreement.

          11.12 NOTICES. Any notice or other communication hereunder must be given in writing and (i) delivered in person, (ii) transmitted by telex, telefax or telecommunications mechanism or (iii) mailed by certified or registered mail, postage prepaid), receipt requested as follows:

          IF TO PURCHASER, ADDRESSED TO:

          Gold & Appel Transfer S.A.
          P.O. Box 985
          Wickhams Cay Road Town
          Tortula, British Virgin Islands

          WITH A COPY TO:

          Mr. Walt Anderson
          Entree International
          3050 K Street, N.W. Suite 250
          Washington D.C., 20036
          Facsimile No: (202) 736-5065

          IF TO THE COMPANY OR THE SHAREHOLDERS, ADDRESSED TO:

          WORLDxCHANGE
          9999 Willow Creek Road
          San Diego, California 92131
          Attn: Roger B. Abbott
          Facsimile No: (619) 625-0217

          WITH A COPY TO:

          O'Melveny & Myers LLP
          610 Newport Center Drive
          Newport Beach, California 92660
          Attn: David A. Krinsky, Esq.
          Facsimile No: (949) 823-6994

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (A) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this SECTION 11.12 and an appropriate answer back is received, (B) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (C) if given by any other means, when actually received at such address.

          11.13 EXPENSES. Each Party shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of such party's respective investment bankers, accountants and counsel. Purchaser will pay one-half and the Company will pay one-half of the HSR Act filing fee.

          11.14 WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

          11.15 REPRESENTATION BY COUNSEL; INTERPRETATION. The Sellers and the Purchaser each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Purchaser and the Sellers.

          11.16 SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

          11.17 NO CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. The foregoing shall not be deemed to limit Purchaser's right to specific performance with respect to Sections 3.1, 8.2, 8.3, 8.4, 8.6, 8.7 and 10.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

COMPANY:                                PURCHASER:

COMMUNICATION TELESYSTEMS               GOLD & APPEL TRANSFER S.A., a
INTERNATIONAL D.B.A.                    British Virgin Islands corporation
WORLDXCHANGE
COMMUNICATIONS, a California
corporation


                                        By:       [ILLEGIBLE]
                                              -------------------------------
                                        Its:   Power of Attorney in Fact
                                              -------------------------------

By:   /s/ Roger B. Abbott
      --------------------------
Its:        CEO
      --------------------------

SHAREHOLDER:                            SHAREHOLDER:

ROGER B. ABBOTT                         ROSALIND ABBOTT


     /s/ Roger B. Abbott                 /s/ Rosalind Abbott
--------------------------------        -------------------------------
SHAREHOLDER:

EDWARD S. SOREN

/s/ Edward S. Soren
-------------------------------

                           LIST OF OMITTED SCHEDULES

     The following Schedules to the Stock Purchase Agreement dated
September 29, 1998 (Gold & Appel Transfer S.A.) have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

     Schedule 4.2 - Equity Securities

     Schedule 4.16 - Directors and Officers Liability Insurance

     Schedule 5.1 - Equity Securities Owned by the Shareholders

     Schedule 8.1 - Compensation of the Shareholders

     Schedule 10.2 - Sample Calculation of Co-Sale Right

     Exhibit A - Registration Rights Agreement